UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2010

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2010, Dune Energy, Inc. (“we” or the “Company”) entered into a new employment agreement with our Chairman, Alan D. Gaines (the “Employment Agreement”). The Employment Agreement was entered into after thoughtful consideration by our Compensation Committee in consultation with an outside independent compensation advisor engaged by us to assist with this process. Below is a summary of the material terms of the Employment Agreement, which summary is qualified by the terms of the actual agreement, a copy of which is filed as Exhibits 99.1 hereto and incorporated by reference herein. Capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

The Employment Agreement provides for Mr. Gaines to continue to serve as our Chairman until April 16, 2011, unless earlier terminated by us or Mr. Gaines by reason of disability, for cause, for “good reason,” change of control or otherwise. Commencing May 15, 2010, Mr. Gaines’ annual salary shall be reduced from $550,000 to $275,000. In addition to his base salary, Mr. Gaines is eligible to receive a bonus not to exceed two (2) times his base salary, based on Mr. Gaines’ performance in raising new equity and capital for the Company. We have also agreed to reimburse Mr. Gaines for all reasonable out of pocket costs incurred by him in furtherance of our business.

Upon termination of Mr. Gaines “without “cause”, upon his resignation for “good reason”, or upon his termination following a “change of control” (each as defined in his Employment Agreement) Mr. Gaines will be entitled to receive from us a severance payment equal to one times (1.0X) his then current base salary. To the extent that (i) any severance payment occurs in connection with a termination without cause, resignation for good reason or upon a change of control or (ii) the payment of any other benefit within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) under any other agreement (collectively, “Payments”) would result in any taxes being imposed against Mr. Gaines under Section 4999 of the Code (the “Excise Tax”), then we have agreed to make a payment to him (the “Gross-Up Payment”) in an amount equal to such Excise Tax, plus an amount as shall be required to hold Mr. Gaines harmless from any tax liability relating to the payment of such Gross-Up Payment.

Mr. Gaines has agreed that, during the term of his employment and for a one-year period after his termination (other than termination by him for good reason or by us without cause), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within any one (1) mile radius from any property that we then have an ownership, leasehold or participation interest. Each officer is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Employment Agreement with Alan D. Gaines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2010	DUNE ENERGY, INC.

	By:	/S/ JAMES A. WATT
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Employment Agreement with Alan D. Gaines